Cancer Genetics, Inc. to Receive $1.0 Million in Non-Dilutive Funding Through New Jersey Technology Business Tax Certificate Transfer Program

RUTHERFORD, N.J., February 22, 2017 — Cancer Genetics, Inc. (Nasdaq:CGIX) an emerging leader in enabling precision medicine for oncology through the use of molecular markers and information, announced today that it has received approval for a $1.0 million gross tax credit from the New Jersey Technology Business Tax Certificate Transfer (NOL) Program. After expenses and fees, the company has received over $950,000 in net cash as a result of the tax credit transfer during the first quarter of 2017.

“New Jersey continues to value innovation and has developed innovative programs that support and recognize growth companies,” stated Panna Sharma, CEO of Cancer Genetics, Inc. “The additional non-dilutive funding our company received will be used to further support our expansion, and continue the development of our company’s innovative precision medicine tests and technology, which promise to change the cancer care landscape. Our shareholders will benefit due to the non-dilutive nature of this funding.”

This competitive program, developed by the New Jersey Economic Development Authority (NJEDA) in 1999, provides funds each year to eligible New Jersey-based technology and biotechnology companies to support job creation and innovation. The NJEDA determines eligibility for the Program, the New Jersey Division of Taxation determines the value of the available tax benefits (NOLs and R&D Tax Credits), and the New Jersey Commission on Science and Technology evaluates the technology and its viability. The state of New Jersey was the originator of this Program and the first state to implement and fund it. NOLs enables eligible technology and biotechnology companies to sell New Jersey tax losses and/or research and development tax credits to raise cash to finance their growth and operations in a non-dilutive manner.

About Cancer Genetics:

Cancer Genetics, Inc. is an emerging leader in enabling precision medicine for oncology through the use of molecular markers and information. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow us:
Internet: www.cancergenetics.com
Twitter: @Cancer_Genetics

Facebook: www.facebook.com/CancerGenetics

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetic, Inc.'s expectations regarding future financial and/or operating results and potential for our tests and services, and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the Quarter ended September 30, 2016 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Contact:
Panna Sharma
CEO & President
Cancer Genetics, Inc.
Tel: 201-528-9200
Email: panna.sharma@cgix.com